ING

JAMES A. SHUCHART
Counsel

December 22, 2004

Members of the Board of Directors
ReliaStar Life Insurance
 Company of New York
1000 Woodbury Road, Suite 208
Woodbury, New York  11797

Gentlemen:

In my capacity as Counsel to ReliaStar Life Insurance Company of New York (the "Company"), I have examined the form of Registration Statement on Form N-4 to be filed by you with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of an indefinite number of units of interest in Separate Account NY-B of the Company (the "Account"). I am familiar with the proceedings taken and proposed to be taken in connection with the authorization, issuance and sale of units.

Based upon my examination and upon my knowledge of the corporate activities relating to the Account, it is my opinion that:

     (1) The Company was organized in accordance with the laws of the State of New York and is a duly authorized stock life insurance company under the laws of New York and the laws of those states in which the Company is admitted to do business;

     (2) The Account is a validly established separate investment account of the Company;

     (3) Under New York law, the portion of the assets to be held in the Account equals the reserve and other liabilities for variable benefits under variable annuity contracts to be issued by the Account, and such assets are not chargeable with liabilities arising out of any other business the Company conducts;

     (4) The units and the variable annuity contracts will, when issued and sold in the manner described in the registration statement, be legal and binding obligations of the Company and will be legally and validly issued, fully paid, and non-assessable.

I hereby consent to the filing of this opinion as an exhibit to the registration statement. In giving this consent I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the Rules and Regulations of the Securities and Exchange Commission thereunder.

 Sincerely,

/s/James A. Shuchart
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1475 Dunwoody Drive                                           Tel: 610-425-3563
West Chester, PA  19380-1478                                  Fax: 610-425-3520